Exhibit 10.21

[Seal – LIMA BAR

ASSOCIATION OF NOTARIES]

EIGHTEEN THOUSAND EIGHT HUNDRED AND SEVENTY

SERIES B No.15904020

[Barcode]

J. ANTONIO DEL POZO VALDEZ ATTORNEY - NOTARY PUBLIC OF LIMA Lima Bar Association of Notaries	J. ANTONIO DEL POZO VALDEZ NOTARY PUBLIC OF LIMA Juan de Arona 837-845 Telephone: 207-3030 – Fax: 442-7232 Email: postmast@jdelpozo.com.pe San Isidro	Lima Bar Association of Notaries

DEED NUMBER: THREE-THOUSAND ONE-HUNDRED SIXTY

DRAFT NUMBER—: 2652

KARDEX NUMBER —163072.-

PUBLIC DEED OF FIRST ADDENDUM TO THE CREDIT ASSIGNMENT AGREEMENT AND SUBSTITUTION OF MORTGAGE CREDITOR

ENTERED INTO BY

CAMPOS DEL SUR S.A,

BRANCHOUT FOOD INC

WITH THE INTERVENTION OF

AGRO PARACAS S.A.

CMMCMMCMMCMMCMMCMMCMMCMMCMMCMMCMMCMMCMMCMMC

In the city of Lima, on the sixth (06) day of the month of December of the year two-thousand twenty-four (2024), I: JULIO ANTONIO DEL POZO VALDEZ, Attorney and Notary Public of Lima, issue this public deed granted by:

MR.: RAFAEL MIGUEL CILLONIZ BLONDET: identified with National Identity Document No. 09335637, Peruvian, married, an executive residing at avenida Conde de Nieva No. 798, urbanización Luren, district, province, and department of lca, temporarily in this capital, who was previously identified at this Notarial Office through biometric comparison of his fingerprints with the RENIEC Database, therefore, in accordance with letter (d) of article 55 of the current Notarial Law, this biometric identification procedure is not repeated.

MR.: CARLOS BLONDET MONTERO: identified with National Identity Document No. 09178332, Peruvian, married, an executive residing at avenida Conde de Nieva No. 798, urbanización Luren, district, province, and department of lca, temporarily in this capital, who was previously identified at this Notarial Office through biometric comparison of his fingerprints with the RENIEC Database, therefore, in accordance with letter (d) of article 55 of the current Notarial Law, this biometric identification procedure is not repeated.

Who, in this act, proceed on behalf of and representing CAMPOS DEL SUR S.A., registered under Unique Taxpayer Identification No. 20324737171, duly authorized pursuant to the power of attorney recorded in Electronic Entry No. 11004784 of the Registry of Legal Entities of Ica.

MR.: JAIME MODONESE VALDERRAMA: identified with National Identity Document No. 10318660, Peruvian, married, an executive residing at avenida Fermín Tangüis No. 660, district and province of Pisco, department of lca, temporarily in this capital, who was previously identified at this Notarial Office through biometric comparison of his fingerprints with the RENIEC Database, therefore, in accordance with letter (d) of article 55 of the current Notarial Law, this biometric identification procedure is not repeated.

Who, in this act, proceeds on behalf of and representing BRANCHOUT FOOD INC., incorporated under the laws of the State of Nevada, United States of America, duly authorized pursuant to the power of attorney recorded in Electronic Entry No. 15693036 of the Registry of Legal Entities of Lima.

WITH THE INTERVENTION OF:

MR.: LUIS FERNANDO ROCA SAMHAN: identified with National Identity Document No. 07939643, Peruvian, divorced, an executive residing at avenida Fermín Tangüis No. 660, manzana A, lot 2, urbanización habitacional Industrial Alto de La Luna, district and province of Pisco and department of Ica, temporarily in this capital, who was previously identified at this Notarial Office through biometric comparison of his fingerprints with the RENIEC Database, therefore, in accordance with letter (d) of article 55 of the current Notarial Law, this biometric identification procedure is not repeated.

MR.: FERNANDO SALVADOR FERRERO COSTA: identified with National Identity Document No. 07274165, Peruvian, married, an executive residing at avenida Fermín Tangüis número 660, manzana A, lot 2, urbanización habitacional Industrial Alto de La Luna, district and province of Pisco and department of Ica, temporarily in this capital, who was previously identified at this Notarial Office through biometric comparison of his fingerprints with the RENIEC Database, therefore, in accordance with letter (d) of article 55 of the current Notarial Law, this biometric identification procedure is not repeated.

[Seal – LIMA BAR

ASSOCIATION OF NOTARIES]

EIGHTEEN THOUSAND EIGHT HUNDRED AND SEVENTY-ONE

SERIES B No.15904021

[Barcode]

J. ANTONIO DEL POZO VALDEZ ATTORNEY - NOTARY PUBLIC OF LIMA Lima Bar Association of Notaries	J. ANTONIO DEL POZO VALDEZ NOTARY PUBLIC OF LIMA Juan de Arona 837-845 Telephone: 207-3030 – Fax: 442-7232 Email: postmast@jdelpozo.com.pe San Isidro	Lima Bar Association of Notaries

Who, in this act, proceed on behalf of and representing AGRO PARACAS S.A., registered under Unique Taxpayer Identification No. 20201146497, duly authorized pursuant to the power of attorney recorded in Electronic Entry No. 02010516 of the Registry of Legal Entities of Pisco.

After conducting an online consultation with SUNAT using the SOL Code, it was verified that CAMPOS DEL SUR S.A., complied with the submission of the Sworn Informative Declaration on the Final Beneficiary.

When the representative of BRANCHOUT FOOD INC was requested to present proof of submission of the Sworn Informative Declaration on the Final Beneficiary to SUNAT, he stated that the company he represents does not qualify as a principal taxpayer and that the regulation does not yet require its submission. This statement was corroborated through an online consultation with SUNAT using my SOL code.

In accordance with article 55 of the Notarial Law, the grantors were identified in accordance with article 54 of the Law, and it is hereby certified that they are adults, with full legal capacity, proficient in the Spanish language, competent to enter into all types of contracts and execute any legal acts, and that they proceed freely and with full knowledge of the deed they are executing.

In accordance with article 27 of the Notarial Law, the legal effects of this public deed were explained to the interested parties.

The grantors delivered to me a draft document duly authorized by an attorney for its elevation to a public deed, pursuant to article 60 of the Law, I proceeded to assign it the corresponding number for the purpose of forming the book of draft documents as required by said regulation, the literal content of which is as follows:

DRAFT:

MR. NOTARY PUBLIC: JULIO ANTONIO DEL POZO VALDEZ

Please record in your Public Deed Register a deed reflecting the FIRST ADDENDUM TO THE CREDIT ASSIGNMENT AGREEMENT AND SUBSTITUTION OF MORTGAGE CREDITOR entered into by the parties.

On the one hand:

● CAMPOS DEL SUR S.A., with RUC 20324737171 with its domicile at Av. Conde de Nieva No. 798, Urbanización Luren, district, province, and department of Ica, represented by its General Manager, Rafael Miguel Cilloniz Blondet with DNI No. 09335637, and its Chairman of the Board Mr. Carlos Blondet Montero with DNI No. 09178332; duly authorized pursuant to the powers registered in Entries 1-A and C0007 of Registration No. 11004784 in the Registry of Legal Entities of the Public Registries of Ica (hereinafter referred to as, “CASURSA” or the “Assignor”, interchangeably); and on the other hand,

● BRANCHOUT FOOD INC., a legally existing company incorporated under the laws of the State of Nevada, United States of America, with Tax Identification No. 87-3980472, and domiciled for these purposes at Av. Fermín Tangüis 660, district and province of Pisco, department of Ica, duly represented by Mr. Jaime Modonese Valderrama, identifed with DNI No. 10318660, pursuant to the powers registered in Electronic Entry No. 15693036 of the Registry of Legal Entities of Lima (hereinafter referred to as, “BOF” or the “Assignee”, interchangeably).

With the intervention of:

● AGRO PARACAS S.A., with RUC No. 20201146497 with its domicile at Av. Fermín Tangüis 660, Mz. A, Lot 2, Urb. Hab. Industrial Alto de La Luna, district and province of Pisco and department of Ica, duly represented by its General Manager, Luis Fernando Roca Samhan with DNI No. 07939643, and by its Director, Mr. Fernando Salvador Ferrero Costa, identified with DNI No. 07274165, with powers registered in Entry C00020 of Registration No. 02010516 in the Registry of Legal Entities of the Public Registries of Pisco (hereinafter referred to as, “AGRO PARACAS” or the “Company”, interchangeably).

[Seal – LIMA BAR

ASSOCIATION OF NOTARIES]

EIGHTEEN THOUSAND EIGHT HUNDRED AND SEVENTY-TWO

SERIES B No.15904022

[Barcode]

J. ANTONIO DEL POZO VALDEZ ATTORNEY - NOTARY PUBLIC OF LIMA Lima Bar Association of Notaries	J. ANTONIO DEL POZO VALDEZ NOTARY PUBLIC OF LIMA Juan de Arona 837-845 Telephone: 207-3030 – Fax: 442-7232 Email: postmast@jdelpozo.com.pe San Isidro	Lima Bar Association of Notaries

Hereinafter referred to as, BOF and CASURSA shall be referred to individually and interchangeably as the “Party” and jointly as the “Parties”. This addendum to the Credit Assignment Agreement and Substitution of Mortgage Creditor (hereinafter referred to as, the “Addendum”) is entered into under the following terms and conditions:

FIRST. – BACKGROUND AND DECLARATIONS

By means of a Public Deed issued before the Notary Public of Lima, Dr. Julio Antonio Del Pozo Valdéz, dated May 10, 2024, las Partes, the Parties, with the intervention of AGRO PARACAS signed the Credit Assignment Agreement and Substitution of Mortgage Creditor, under this agreement, the Assignor transferred and assigned to the Assignee, pursuant to article 1206 of the Civil Code, its credit right in the amount of US$ 1,267,000.00 (One Million Two Hundred Sixty-Seven Thousand and 00/100 United States Dollars) which it held against AGRO PARACAS (hereinafter referred to as, the “Credit”), along with all rights held as a creditor derived from the Credit, including its position as a secured creditor under the Mortgage (hereinafter referred to as, the “Assignment”) (hereinafter referred to as “THE AGREEMENT”). The assignment of the Mortgage in favor of BOF is registered in Entry D00012 of Registration No. 02007270 in the Real Estate Property Registry of the Pisco Registration Office.

1.2. BOF and CASURSA have agreed to modify certain terms of THE AGREEMENT, including:

1.2.1. Modifying BOF’s domicile for the purposes of THE AGREEMENT.

1.2.2. Modifying the payment method for the consideration agreed upon in Clause Three.

1.2.3. Modifying Clause Four of THE AGREEMENT.

1.2.4. Modifying Clause Five of THE AGREEMENT.

SECOND.- PURPOSE OF THE ADDENDUM

2.1 By means of this instrument, the Parties agree to formally record the statements made by the Company and CASURSA, as outlined in numeral 1.3 of the previous First Clause, as well as to modify THE AGREEMENT, in the following respects:

2.1.1 Modifying the domicile listed for BOF in the introductory section of THE AGREEMENT, the same from this date forward, and for all purposes of THE AGREEMENT, particularly regarding notifications between the Parties under said contract, BOF’s domicile is hereby established at Av. Fermín Tangüis 660, district and province of Pisco, department of lca.

2.1.2 Modifying the payment method for the consideration of the Assignment, accordingly, by means of this document, CLAUSE THREE of THE AGREEMENT is hereby modified, and shall now be worded as follows:

THIRD.- PAYMENT OF CONSIDERATION FOR THE ASSIGNMENT

The Parties agree that the payment of consideration for the assignment of the Credit in favor of the Assignee, under the terms set forth in the previous Second Clause, shall be made to the Assignor as follows:

3.1. An initial payment of US$ 275,000.00 (Two Hundred Seventy-Five Thousand and 00/100 United States Dollars) which was made upon the execution and signing of THE AGREEMENT.

3.2. The remaining balance of US$ 992,000.00 (Nine Hundred Ninety-Two Thousand and 00/100 United States Dollars) shall be paid no later than June 23, 2025 (hereinafter referred to as, the “Deadline”), in accordance with the following payment schedule:

[Seal – LIMA BAR

ASSOCIATION OF NOTARIES]

EIGHTEEN THOUSAND EIGHT HUNDRED AND SEVENTY-THREE

SERIES B No.15904023

[Barcode]

J. ANTONIO DEL POZO VALDEZ ATTORNEY - NOTARY PUBLIC OF LIMA Lima Bar Association of Notaries	J. ANTONIO DEL POZO VALDEZ NOTARY PUBLIC OF LIMA Juan de Arona 837-845 Telephone: 207-3030 – Fax: 442-7232 Email: postmast@jdelpozo.com.pe San Isidro	Lima Bar Association of Notaries

	Balance	Capital	CASURSA Interest	Installment	Maturity	Days

9.0%	992,000	40,000		40,000	11/25/2024	107
08/10/2024	952,000	40,000		40,000	12/25/2024	30
	912,000	152,000		152,000	01/24/2025	30
	760,000	152,000		152,000	02/23/2025	30
	608,000	152,000		152,000	03/25/2025	30
	456,000	152,000		152,000	04/24/2025	30
	304,000	152,000		152,000	05/24/2025	30
	152,000	152,000	55,604	207,604	06/23/2025	30
		992,000		1,047,604		317

The outstanding balance of the consideration shall be subject to an annual interest rate of 9% (nine percent) until the full and effective payment of the consideration is made.

Furthermore, BOF undertakes to guarantee the payment of the outstanding balance amounting to US$ 992,000.00 (Nine Hundred Ninety-Two Thousand and 00/100 United States Dollars) through a bank guarantee issued by a top-tier bank, under standard market terms. In this regard, said bank guarantee must be issued and presented no later than sixty (60) calendar days following the execution of this document. If, prior to the expiration of the aforementioned period, BOF is in the process of obtaining the bank guarantee, it may submit a written request to CASURSA for a single extension of fifteen (15) additional calendar days.

In the event that BOF fails to provide the bank guarantee, the Agreement shall be automatically terminated by operation of article 1430 of the Civil Code, since any amounts already paid to CASURSA as partial payment of the consideration shall remain in favor of CASURSA as compensation.

3.3. Payments under this clause shall be made via bank transfer to the Assignor’s account:

● Dollar Account Number: 00-3482935

● Swift: BSUDPEPL

● Bank Name: Scotiabank Perú S.A.A.

● Address: Av. Dionisio Derteano 102, San Isidro, Lima -Perú

●Telephone: 211-6000

● Interbank Account Number (CCI, 20 digits) required if the international transfer includes a local transaction.

● CCI:00967200000348293578

2.1.3 The terms set forth in Clause Four of THE AGREEMENT shall be modified, incorporating the following statements, the same shall now read as follows:

FOURTH.- REGARDING THE PRECEDING CONDITIONS

The Company declares the following:

1) Regarding the preceding conditions set forth in numerals (iii) to (vii) of numeral 4.1 of Clause Four of THE AGREEMENT, as of the date of execution of this Addendum: (1) The Company does not have any outstanding material or formal tax obligations that could substantially affect it or have a material impact on its financial position; (2) The Company is not subject to any ongoing tax audit, sanctioning procedure, or judicial process related to tax obligations that could substantially affect the Company; (3) The Company does not have any pending tax rulings or payment orders before the tax authority that could substantially affect the Company or have a material impact on its financial position; (4) The Company has complied with all formal and substantive labor, provisional obligations under its responsibility, including all its obligations in matters of Safety and Health at Work, in accordance with applicable labor legislation; and (5) That the Company does not maintain administrative and judicial procedures of a labor nature that represent contingencies that are likely to generate a material impact on it.

2) That, regarding the preceding condition set forth in numberal (ii) of numeral 4.1. of Clause Four of THE AGREEMENT1, the Company declares that it has been notified of Resolution No. 2367-2024/CCO-INDECOPI, issued by the Commission for Insolvency Proceedings of INDECOPI, whereby the Company’s insolvency status has been declared and its publication in the INDECOPI Insolvency Bulletin has been ordered. As of the date of this Addendum, such publication has not yet occurred.

1. The Assignor must be the Company’s principal creditor, so that, upon the formalization of the Credit Assignment, in the event of the initiation of insolvency proceedings against the Company, the Assignee will become the Company’s principal and preferential creditor, in accordance with the applicable priority order under the current insolvency regulations

[Seal – LIMA BAR

ASSOCIATION OF NOTARIES]

EIGHTEEN THOUSAND EIGHT HUNDRED AND SEVENTY-FOUR

SERIES B No.15904024

[Barcode]

J. ANTONIO DEL POZO VALDEZ ATTORNEY - NOTARY PUBLIC OF LIMA Lima Bar Association of Notaries	J. ANTONIO DEL POZO VALDEZ NOTARY PUBLIC OF LIMA Juan de Arona 837-845 Telephone: 207-3030 – Fax: 442-7232 Email: postmast@jdelpozo.com.pe San Isidro	Lima Bar Association of Notaries

The Parties agree that, in the event that BOF is not recognized (for reasons not attributable to it) in the Company’s ordinary insolvency proceedings as the holder of the Credits amounting to USD 1,267,000.00 (One Million Two Hundred Sixty-Seven Thousand and 00/100 United States Dollars), within the third order of priority, up to the amount of the mortgage referred to in numeral 1.1 of this document, whether due to a resolution issued by the Commission for Insolvency Proceedings of the INDECOPI Tribunal (first instance) or a resolution issued by the Specialized Chamber for Insolvency Proceedings of the INDECOPI Tribunal (second instance), BOF shall have the right to automatically terminate THE AGREEMENT, pursuant to Article 1430 of the Civil Code, by simply sending a notification to the other Party. In such a case, CASURSA shall be obligated to return all amounts paid by BOF as consideration for the Assignment, plus any accrued interest up to the date of termination, at the highest interest rate permitted for entities outside the financial system, without prejudice to any compensation that may apply for damages caused.

2.1.4. Modifying Clause Five of THE AGREEMENT, which shall now read as follows:

FIFTH.- SURVIVING OBLIGATIONS.

The Parties agree that, if after the payment of the outstanding balance of the purchase price, in accordance with Clause Three, any claim, complaint, or lawsuit (the “Legal Actions”) is filed by third parties, former employees, and/or entities against the Company, exclusively for labor debts (including unpaid contributions to the private pension system or the Office of Pension Standardization) , the Assignor shall be obligated to assume payment of any debt incurred by the Company as a result of such Legal Actions, including the costs and expenses of the necessary legal defense.

This is particularly relevant in the event of the initiation of insolvency proceedings in which the Company is the debtor, as any duly accredited labor debt, in accordance with Article 42 of the General Law of the Insolvency System – Law 27809, shall have priority over the collection of the credit acquired by the Assignee from the Company under this Assignment.

2.1.5 BOF declares that it shall assume all expenses and/or costs related to consular and/or registry matters that have been or may need to be incurred by CASURSA, in connection with communications, negotiations, and agreements necessary for the execution of this Addendum.

THIRD.- VALIDITY OF THE TERMS AND CONDITIONS OF THE AGREEMENT

All other terms and conditions of THE AGREEMENT shall remain unchanged, except to the extent that they conflict with the provisions of this document.

FOURTH.- LEASE AGREEMENT

As the Lease Agreement concerning the Property referred to in Clause Six of THE AGREEMENT has been formalized, the Company undertakes to submit it for ratification by the Creditors’ Meeting.

FIFTH.- CONFIDENTIALITY

The Parties agree to maintain confidentiality regarding the procedure specified in numeral 2.1.3. of this Addendum until the corresponding publication has taken place.

Mr. Notary, please include the introduction and the corresponding legal clauses.

Lima, December 6, 2024

SIGNED: RAFAEL MIGUEL CILLONIZ BLONDET. For CAMPOS DEL SUR S.A.

[Seal – LIMA BAR

ASSOCIATION OF NOTARIES]

EIGHTEEN THOUSAND EIGHT HUNDRED AND SEVENTY-FIVE

SERIES B No.15904025

[Barcode]

J. ANTONIO DEL POZO VALDEZ ATTORNEY - NOTARY PUBLIC OF LIMA Lima Bar Association of Notaries	J. ANTONIO DEL POZO VALDEZ NOTARY PUBLIC OF LIMA Juan de Arona 837-845 Telephone: 207-3030 – Fax: 442-7232 Email: postmast@jdelpozo.com.pe San Isidro	Lima Bar Association of Notaries

SIGNED: CARLOS BLONDET MONTERO. For CAMPOS DEL SUR S.A.

SIGNED: JAIME MODONESE VALDERRAMA, For BRANCHOUT FOOD INC.

SIGNED: LUIS FERNANDO ROCA SAMHAN. For AGRO PARACAS S.A.

SIGNED: FERNANDO SALVADOR FERRERO COSTA. For AGRO PARACAS S.A. The draft document was authorized by Dr. Amador Bonilla Arias, registered under Lima Bar Association Number 9797.

CONCLUSION:

Once the instrument was formalized, in accordance with article 59 of the Notarial Law, I informed the grantors of their right to read the document in its entirety. Having been made aware of this right, the grantors read the instrument in my presence and ratified its entire content. I, the Notary Public, certify that this Public Deed is recorded on folio Series B No. 15904020 and concludes on folio Series B No. 1590402, reverse side, corresponding to folios 18870 to 18875, reverse side, of the Public Deed Registry.

CERTIFICATION: JULIO ANTONIO DEL POZO VALDEZ, Attorney and Notary Public of Lima, expressly certify that I have carried out control and due diligence actions in compliance with anti-money laundering regulations, particularly regarding illegal mining and other sources of income linked to organized crime.

The document was fully signed on the thirteenth (13th) of December, two thousand twenty-four (2024)

[Signature] I.D. [Fingerprint]

RAFAEL MIGUEL CILLONIZ BLONDET

SIGNED: Dec/06/2024

[Signature] I.D. [Fingerprint]

CARLOS BLONDET MONTERO

SIGNED: 12/06/2024

[Signature] I.D. [Fingerprint]

JAIME MODONESE VALDERRAMA

SIGNED: 12/06/2024

[Signature] I.D. [Fingerprint]

LUIS FERNANDO ROCA SAMHAN

SIGNED: 12/06/2024

[Signature] I.D. [Fingerprint]

FERNANDO SALVADOR FERRERO COSTA

SIGNED: 12/13/2024

[Signature]

This page corresponds to the certified copy of the Public Deed of the First Addendum to the Credit Assignment Agreement and Substitution of Mortgage Creditor, granted by Campos Del Sur S.A. and another party, with the intervention of Agro Paracas S.A., on December 6, 2024.KARDEX No. 163072.

JULIO ANTONIO DEL POZO VALDEZ, Attorney and Notary Public of Lima, in accordance with the provisions of articles 82 and 83 of Legislative Decree No. 1049, issue this SECOND Certified Copy of the Public Deed, executed on December 6, 2024, recorded on folio 18870 and subsequent pages of my Public Deed Registry for the Year 2024, the same has been signed by all appearing parties and duly authorized by me, the Notary Public. I Attest that this Certified Copy is identical to its original counterpart, and I initial, seal, mark, and sign it in accordance with the law, in Lima, on the 17th day of the month of December 2024.

J. ANTONIO DEL POZO VALDEZ ATTORNEY - NOTARY PUBLIC OF LIMA	J. ANTONIO DEL POZO VALDEZ NOTARY PUBLIC OF LIMA Juan de Arona 837-845 Telephone: 207-3030 – Fax: 442-7232 Email: postmast@jdelpozo.com.pe San Isidro	[Signature] J. ANTONIO DEL POZO VALDEZ ATTORNEY – NOTARY PUBLIC OF LIMA